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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 10, 2003
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                       1-10702                34-1531521
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  (State or Other Jurisdiction           (Commission             (IRS Employer
        of Incorporation)               File Number)         Identification No.)



   500 Post Road East, Suite 320, Westport, Connecticut             06880
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         (Address of Principal Executive Offices)                (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     Terex Corporation (the "Company") issued a press release dated November 10, 2003 announcing its intention to issue approximately $300 million principal amount of Senior Subordinated Notes due 2013. The Company stated its intention to use the net proceeds from the offering to prepay all of the remaining $200 million principal amount of its 8.875% Senior Subordinated Notes due 2008 and to prepay $100 million of its existing bank term loans. The Company also stated its intention to prepay an additional $100 million in principal amount of its existing bank term loans with cash on hand. The Company intends to offer the new Senior Subordinated Notes pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"), so that they will not initially be registered under the Act and will not be able to be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements.

     A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     99.1 Press release of Terex Corporation issued on November 10, 2003.



                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 10, 2003


                                                    TEREX CORPORATION


                                                    By:  /s/ Eric I Cohen
                                                         Eric I Cohen
                                                         Senior Vice President











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